UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2011

PERNIX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-92445	36-4025775
(State or other jurisdiction of	(Commission file number)	(IRS employer
incorporation or organization)		identification no.)

151 E. 22nd Street

Lombard, Illinois 60148

(Address of principal executive offices, including zip code)

(630) 620-4787

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN PRINCIPAL OFFICERS

On August 4, 2011 Mr. Greg Grosvenor who has served as Pernix Group, Inc.’s Chief Financial Officer (“CFO”) and acted as the chief accounting officer since August of 2005 left Pernix Group, Inc. (“the Company”). The Company’s Board of Directors and the President and Chief Executive Officer, Mr. Nidal Zayed, are conducting a search for a new CFO. Chief Financial Officer responsibilities will be transitioned through Mr. Zayed., as acting CFO until the Company’s search is complete and a new CFO is hired.

On August 9, 2011, the Company’s Board of Directors determined to elect Ms. Carol J. Groeber, the Corporate Controller, to serve as the Company’s Principal Accounting Officer effective immediately.  Ms. Groeber, age 47, previously served as a consultant to the Company related to various SEC filings and the December 2009 acquisition of TransRadio SenderSysteme Berlin, AG, a German company. Ms. Groeber also consulted with several large financial service firms and other companies through Robert Half Management Resources since 1997, served as the Director of Accounting Policy of Navistar, Inc. in 2009 and as the Financial Reporting Manager of  Nicor, Inc. in 2005 - 2006.  Ms. Groeber began her career in 1987 with Deloitte and Touche LLP in the audit practice for five years and served as the Manager of External Reporting and a Vice President and Group Finance Officer for Heller Financial, Inc. for four years.  Ms. Groeber holds a B.A. in Accounting from the University of Northern Iowa where she sat for and passed the CPA exam in 1987.  Ms. Groeber is not a party to any transaction with the Company or any of its subsidiaries in which she had a direct or indirect material interest requiring disclosure under this Item.

ITEM 8.01 OTHER EVENTS

On August 2, 2011, a diesel engine was damaged by a component failure resulting in an interruption of 10MW of power production at a diesel power plant operated and maintained by Telesource Fiji Limited, (“TFL”), a subsidiary of Pernix Group, Inc. The investigation into the cause of the loss and the related potential damage and requirements to resume the 10MW of production is ongoing and as such is the case, management has not yet drawn a conclusion regarding the impact of the event.  TFL is insured for property damage and lost revenue due to business interruption under a policy carried by Fiji Electric Authority. In connection with this policy, TFL has a deductible in the amount of 1.25 million Fijian dollars ($709K USD at June 30, 2011) if TFL is found to be negligent or 750K Fijian dollars (USD $425K at June 30, 2011) if TFL is not found to be negligent. In addition, TFL must provide up to 150K Fijian dollars (($85K USD at June 30, 2011) of resources if negligent and 75K  Fijian dollars ($43K USD at June 30, 2011)  of resources if not negligent to facilitate the resumption of the lost power production. A notice of loss has been filed with the insurer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pernix Group Inc.
(Registrant)

	By:	/s/ Nidal Zayed
Nidal Zayed
President and Chief Executive Officer

Date: August 9, 2011